EXHIBIT 32.1

In connection with the quarterly report of Safebrain Systems, Inc., (the “Company”) on Form 10-Q for the quarter ended July 31, 2012 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Michael Scott, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: September 25, 2012	By:	/s/ Michael Scott
Michael Scott,
Principal Executive and Financial Officer